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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report  (Date of Earliest Event Reported):  December 30, 2006


                        N-VIRO INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                         0-21802                   34-1741211
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)


     3450 W. Central Avenue, Suite 328
     Toledo, Ohio                                             43606
  (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment  of  Certain Officers; Compensatory Arrangements of Certain Officers

(e)  NEW  EMPLOYMENT  AGREEMENT  WITH  PRINCIPAL  EXECUTIVE  OFFICER.

Effective February 13, 2007, N-Viro International Corporation (the "Company") entered into a new employment agreement with Timothy R. Kasmoch, the President and Chief Executive Officer of the Company. Mr. Kasmoch has been employed by the Company as the President and Chief Executive Officer since February 14, 2006, and has served as a member of the Company's Board of Directors since January 27, 2006.

Mr. Kasmoch's prior employment agreement with the Company expired on February 12, 2007. At a meeting of the Board of Directors of the Company on February 15, 2007, the Board re-appointed Mr. Kasmoch as the President and Chief Executive Officer. The new employment agreement was finally approved by the Board of Directors on March 8, 2007.

Mr. Kasmoch's new employment agreement is for a two-year term commencing on February 13, 2007 and provides for automatic renewal of successive one-year terms unless notice is provided ninety (90) days prior to the expiration of the then current term. The agreement provides that Mr. Kasmoch is to receive an annual base salary of $150,000, subject to annual increase at the discretion of the Board. In addition, Mr. Kasmoch is eligible for an annual cash bonus in an amount to be determined, and otherwise subject to the discretion of, the Board. Under the agreement, this determination is to be based upon the Board's complete review of Mr. Kasmoch's performance, including the growth and profitability of the Company.

Generally, the agreement may be terminated by the Company with or without cause or by the Employee for any reason. If the agreement is terminated by the Company without cause (other than by reason of the death or disability of Mr. Kasmoch), Mr. Kasmoch will continue to receive his base salary then in effect for the period between the termination date and the expiration date of the agreement. If the agreement is terminated for any other reason by either party, Mr. Kasmoch is entitled to receive his base salary through the effective date of the termination plus any bonus or incentive compensation which has been earned or payable through the termination date, as provided for in the agreement.

A copy of Mr. Kasmoch's new employment agreement is filed as Exhibit 10.1 to this Current Report.

(e) MATERIAL OPTION GRANT AWARDED TO EXECUTIVE OFFICERS.

On December 30, 2006, the Board approved grants of stock options to certain of the Company's executive officers. Each of the grants, which are exercisable immediately for shares of the Company's common stock, were made pursuant to the 2004 N-Viro International Corporation Stock Option Plan (the "Plan"). The following table sets forth information about the stock option grants:




                                             Number of Shares    Exercise   Expiration
Name of Officer     Title                    Underlying Options  Price      Date
------------------  -----------------------  ------------------  ---------  ----------
Timothy R. Kasmoch  President and CEO                   250,000  $    2.00  12/30/2009
------------------  -----------------------  ------------------  ---------  ----------
James K. McHugh     Chief Financial Officer              50,000  $    2.00  12/30/2016
------------------  -----------------------  ------------------  ---------  ----------
Howard E. Hartung   Chief Operating Officer              10,000  $    2.00  12/30/2016
------------------  -----------------------  ------------------  ---------  ----------


The award to each of the officers was based on the recommendation of the Compensation Committee of the Board. The Compensation Committee determined these awards based on a combination of factors, including length of service, contributions to the recent progress of the Company and extraordinary contributions as an employee of the Company. In addition, in the case of Mr. Kasmoch, the Compensation Committee also recognized that Mr. Kasmoch's compensation under his employment agreement was inadequate given his significant contributions to the Company.

In connection with the option grants to Messrs. Kasmoch and McHugh, the Board adopted a waiver of certain provisions of the Plan which would otherwise limit the number of options that any participant may receive. In particular, the Plan provides that a participant may not receive options to purchase more that 25,000 shares of common stock during any calendar year. The Board adopted a limited amendment of these limitations in order to make the grants to Messrs. Kasmoch and McHugh.


Item 9.01 - Financial Statements and Exhibits

(d)     Exhibits

     Exhibit No.     Description
     -----------     -----------
     10.1            Employment Agreement effective as of February 13, 2007.


                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        N-VIRO INTERNATIONAL CORPORATION

Dated:          March 12, 2007           By:       /s/  James K. McHugh
                -----------------                  ----------------------
                                                   James K. McHugh
                                                   Chief Financial Officer